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                                                                 EXHIBIT 10.1(b)
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                          SECURITIES PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          GAYLORD CONTAINER CORPORATION


                                       AND


                           STONE CONTAINER CORPORATION



                          DATED AS OF OCTOBER 28, 1999









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                                TABLE OF CONTENTS
                                                                         PAGE

ARTICLE I

         DEFINITIONS........................................................1
         1.1   Definitions..................................................1
         1.2   Other Definitions............................................5

ARTICLE II

         PURCHASE AND SALE OF SECURITIES....................................6
         2.1   Securities Purchase..........................................6
         2.2   Closing Transactions.........................................6

ARTICLE III

         CONDITIONS TO CLOSING..............................................7
         3.1   Conditions to Buyer's Obligations............................7
         3.2   Conditions to Seller's Obligations...........................9

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.............10
         4.1   Title to Properties.........................................10
         4.2   Contracts and Commitments...................................11
         4.3   Proprietary Rights..........................................12
         4.4   Environmental Matters.......................................13

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF SELLER..........................13
         5.1   Organization and Corporate Power............................13
         5.2   Authorization...............................................13
         5.3   No Violation................................................14
         5.4   Governmental Authorities and Consents.......................14
         5.5   Securities..................................................14
         5.6   Title to Assets of Company..................................14
         5.7   Litigation..................................................14
         5.8   Brokerage...................................................15


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ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF BUYER.............................15
         6.1   Organization and Corporate Power..............................15
         6.2   Authorization.................................................15
         6.3   No Violation..................................................15
         6.4   Governmental Authorities and Consents.........................15
         6.5   Litigation....................................................16
         6.6   Brokerage.....................................................16

ARTICLE VII

         INDEMNIFICATION AND RELATED MATTERS.................................16
         7.1   Survival......................................................16
         7.2   Indemnification...............................................17
         7.3   Pre-Joint Venture Liabilities.................................20

ARTICLE VIII

         ADDITIONAL AGREEMENTS...............................................21
         8.1   Tax Matters...................................................21
         8.2   Press Releases and Announcements..............................21
         8.3   Further Transfers.............................................21
         8.4   Specific Performance..........................................21
         8.5   Expenses......................................................22
         8.6   Non-Competition, Non-Solicitation and Confidentiality.........22
         8.7   Termination of Agreements.....................................23
         8.8   Transition Assistance.........................................24
         8.9   Sufficient Capitalization.....................................24
         9.1   Amendment and Waiver..........................................24
         9.2   Notices.......................................................24
         9.3   Binding Agreement; Assignment.................................25
         9.4   Severability..................................................25
         9.5   Construction..................................................26
         9.6   Captions......................................................26
         9.7   Entire Agreement..............................................26
         9.8   Counterparts..................................................26
         9.9   Governing Law.................................................26
         9.10  Parties in Interest...........................................26
         9.11  Arbitration...................................................27
         9.12  Delivery by Facsimile.........................................28




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                          SECURITIES PURCHASE AGREEMENT


               THIS AGREEMENT is made as of October 28, 1999, by and between Gaylord Container Corporation, a Delaware corporation ("Buyer") and Stone Container Corporation, a Delaware corporation ("Seller"). Seller and Buyer are collectively referred to herein as the "Parties" and individually as a "Party."

               WHEREAS, Seller owns beneficially and of record 65% of the membership interests of S & G Packaging Company, L.L.C., a Delaware limited liability company (the "Company") and Buyer owns beneficially and of record 35% of the membership interests of the Company.

               WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of Seller's membership interests in the Company (collectively, the "Securities"), subject to the terms and conditions set forth herein.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

               "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

               "Buyer Pre-Joint Venture Liabilities" means any and all Losses of the Company (including, without limitation, any and all liabilities of the Company pursuant to CERCLA or any other Environmental and Safety Requirements) which (i) relate to or arise out of occurrences prior to July 12, 1996 and (ii) arise from, relate to or are attributable to the conduct of Buyer, its predecessors or any of their affiliates.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

               "Credit Agreement" means the Credit Agreement, dated as of July 12, 1996, among the Company, Bankers Trust Company and certain lenders parties thereto, as amended from time to time.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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               "Contract" shall mean any contract, license, sublicense,
franchise, permit, mortgage, purchase orders, indenture, loan agreement, lease, sublease, agreement, obligation, instrument or other arrangement or any commitment to enter into any of the foregoing (in each case, whether written or oral) to which the Company is a party or by which any of its assets are bound.

               "Disputed Amount" means the aggregate amount of consumption credit to which the Company is entitled to under the Original Supply Agreement. In the event that Buyer and Seller cannot agree on the Disputed Amount at or prior to Closing, for purposes of this Agreement, the Disputed Amount shall be deemed to be $50 per ton of such paper.

               "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, as the foregoing are enacted and in effect prior to, on, or after the Closing Date.

               "Indebtedness" means (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security,
(iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course of Business which are not more than six months past due),
(iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, and (viii) any amounts owed to any Person under any noncompetition or consulting arrangements.

               "JV Agreement" means the Joint Venture Agreement between Buyer and Seller, dated as of July 12, 1996.

               "Knowledge" as used in the phrases "to the Knowledge of Seller", "to Seller's Knowledge" or phrases of similar import means the information provided to Seller from each of Thomas Richardson, Thomas Cadden, Edward Byczynski, Leslie Lederer and Alan Kolleff in their




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respective Certificates Regarding Representations and Warranties, the form of such certificates being attached hereto as Appendix A.

               "Liens" means any mortgage, pledge, security interest, encumbrance, claim, Tax, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, Sellers or any of their Affiliates, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute.

               "material" means any matter that, in the aggregate with all other related matters, has resulted in or might result in costs, liabilities, expenses, damages or prospects of or to, or claims by or against the Company involving $50,000 or more.

               "Material Adverse Effect" means an event, transaction, condition or change which has had or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results, backlog, earnings, customer and supplier relations, employee and sales representative relations, applicable regulations, or business prospects of the Company.

               "Ordinary Course of Business" means the conduct of business and operations by the Company only in the ordinary course of business consistent with past custom and practice of the Company (including, without limitation, with respect to quantity and frequency, maintenance of working capital balances, collection of accounts receivable, payment of employee compensation, payment of accounts payable and cash management practices generally).

               "Original Supply Agreement" means the Paper Supply Agreement, dated as of July 12, 1996, among Stone, Buyer and the Company, as amended.

               "Person" means an individual, a partnership, a limited liability company a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Proprietary Rights" means all of the following items along with all income, royalties, damages and payments due or payable prior to or at the Closing or thereafter (including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world): (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names (and all translations, adaptions, derivations and combinations of the foregoing), Internet addresses, websites, domain names, together with all goodwill associated therewith; registered and unregistered copyrights, copyrightable works and mask works; (iii) all registrations, applications and renewals for any of the foregoing; (iv) trade secrets and confidential


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information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); (v) computer software and software systems (including, without limitation, data, databases and related documentation); (vi) other proprietary rights; (vii) licenses or other agreements to or from third parties regarding the foregoing; and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium).

               "Release" shall have the meaning set forth in CERCLA.

               "Seller Pre-Joint Venture Liabilities" means any and all Losses of the Company (including, without limitation, any and all liabilities of the Company pursuant to CERCLA or any other Environmental and Safety Requirements) which (i) relate to or arise out of occurrences prior to July 12, 1996 and (ii) arise from, relate to or are attributable to the conduct of the Seller, its predecessors or any of their affiliates.

               "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

               "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, franchise, alternative or add-on minimum, estimated, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

               "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.




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               "Transaction Documents" means this Agreement, Supply Agreement,
Patent, Trademark and Trade Secret Assignment, Master Lease Agreement and any other agreement contemplated hereby to which the Company and/or Buyer are parties.























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               1.2 OTHER DEFINITIONS Each of the following defined terms has the meaning given such term in the Section set forth opposite such defined term:

               DEFINED TERM                                    SECTION REFERENCE
               ------------                                    -----------------
               AAA                                              Section 9.11
               Ancillary Documents                              Section 8.7
               Applicable Limitation Date                       Section 7.1(a)
               Arbitrable Dispute                               Section 9.11
               Arbitration Expenses                             Section 9.11(c)
               Arbitrators                                      Section 9.11(b)
               Basket                                           Section 7.2(c)
               Buyer                                            Preamble
               Buyer Parties                                    Section 7.2(a)
               Cap                                              Section7.2(c)
               Certificates Regarding Representations
                    and Warranties                              Section 1.1
               Closing                                          Section 2.2(a)
               Closing Date                                     Section 2.2(a)
               Closing Transactions                             Section 2.2(b)
               Company                                          Preamble
               Company Warranties                               Section 7.1(a)
               Confidential Information                         Section 8.7(c)
               Costs and Fees                                   Section 9.11(c)
               Gaylord                                          Preamble
               HSR Act                                          Section 3.1(e)
               Indemnified Party                                Section 7.2(d)
               Indemnifying Party                               Section 7.2(d)
               Leased Properties                                Section 4.1(b)
               Loss                                             Section 7.2(a)
               Losses                                           Section 7.2(a)
               Master Lease Agreement                           Section 3.1(h)
               Non-Compete Period                               Section 8.7(a)
               Non-Solicitation Period                          Section 8.6(b)
               No Hire Period                                   Section 8.6(c)
               Parties                                          Preamble
               Party                                            Preamble
               Patent, Trademark and Trade Secret Assignment    Section 3.1(h)
               Purchase Price                                   Section 2.2(b)
               Securities                                       Preamble
               Seller                                           Preamble
               Seller Parties                                   Section 7.2(b)
               Supply Agreement                                 Section 3.1(g)




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                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

               2.1 SECURITIES PURCHASE Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (a) Buyer shall purchase from Seller, and Seller shall sell and transfer to Buyer, all of the Securities owned by Seller (which shall represent 65% of the membership interests in the Company as of the Closing Date), free and clear of any Liens, restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and applicable state securities laws), options, warrants, rights, calls, commitments, proxies or other contract rights and (b) in consideration of the sale of the Securities and the covenants and agreements of the Sellers contained in Section 8.6, Buyer shall deliver to Seller the consideration specified in
Section 2.2.

               2.2 CLOSING TRANSACTIONS

               (a) Closing. Subject to satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois, commencing at 10:00 a.m. on October 28, 1999, or at such other place or on such other date as may be mutually agreeable to Buyer and Sellers. The date and time of the Closing are herein referred to as the "Closing Date."

               (b) Closing Transactions. Subject to the conditions set forth in this Agreement, the Parties shall consummate the following "Closing Transactions" on the Closing Date:

                     (i) Seller shall deliver to Buyer the Securities
               accompanied by duly executed instruments of transfer with all requisite state and federal transfer stamps affixed thereto;

                     (ii) Buyer shall deliver to Seller, by wire transfer of
               immediately available funds to an account or accounts designated by Seller prior to Closing, an aggregate amount equal to Five Hundred Thousand Dollars ($500,000.00) (the "Purchase Price");

                     (iii) Buyer shall pay in full all of the Company's
               Indebtedness as of the Closing Date under the Credit Agreement;

                     (iv) Seller and Buyer shall deliver the certificates and
               other documents and instruments required to be delivered at or prior to the Closing pursuant to this Agreement; and




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                     (v) Seller shall deliver to Buyer all corporate books and
               records of the Company in Seller's possession.


                                   ARTICLE III

                              CONDITIONS TO CLOSING

               3.1 CONDITIONS TO BUYER'S OBLIGATIONS The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions as of the Closing Date to Buyer's satisfaction in its sole discretion:

               (a) The representations and warranties set forth in Article IV and Article V hereof shall be true and correct in all material respects at and as of the Closing Date;

               (b) Seller shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing, including, without limitation, the simultaneous transfer of all of the Securities;

               (c) Seller shall have delivered to Buyer and the Company a duly executed instrument of release, pursuant to which Seller shall unconditionally release the Company from its obligation to pay $4 million of its accounts payable owed to Seller for paper purchased under the Original Supply Agreement, it being understood that all other accounts payable of the Company to Seller in excess of $4 million pursuant to the Original Supply Agreement shall remain in full force and effect (less the Disputed Amount), but shall be payable in equal monthly installments without interest over a 12 month period commencing on the first business day of the first month following Closing. At or prior to the Closing, Buyer and Seller shall use their reasonable best efforts to mutually agree in good faith on the Disputed Amount, if any, to be credited to the Company for paper purchased by the Company under the Original Supply Agreement. In the event that Buyer and Seller cannot agree at or prior to the Closing on the Disputed Amount, such amount shall be determined post-closing in accordance with the procedures set forth in Section 9.11 hereof;

               (d) All consents by third parties that are required for the transfer of the Securities to Buyer, that are required for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or a default under or a termination or modification of or any right of acceleration of any obligations under any material Contract to which the Company or Buyer is a party or by which any of its assets are bound, shall have been obtained, all on terms satisfactory to Buyer, and a list of all such consents is attached hereto as Schedule 3.1(d);

               (e) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been obtained or terminated prior to the date hereof;




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               (f)   No action, suit, or proceeding shall be pending or
threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of Buyer to own, operate or control the Company, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

               (g) Each of Seller and the Company shall have duly authorized, executed and delivered to Buyer the Amended and Restated Paper Supply Agreement (the "Supply Agreement") substantially in the form attached hereto as Exhibit I;

               (h) Each of Seller and the Company shall have duly authorized, executed and delivered to Buyer a copy of the Patent, Trademark and Trade Secret Assignment (the "Patent, Trademark and Trade Secret Assignment") substantially in the form attached hereto as Exhibit II;

               (i) Each of Seller and the Company shall have duly authorized, executed and delivered to Buyer the Master Lease Agreement (the "Master Lease Agreement") substantially in the form attached hereto as Exhibit III;

               (j) On or prior to the Closing Date, Seller shall have delivered to Buyer all of the following:

                     (i) a certificate from Seller, in form and substance
               satisfactory to Buyer, dated the Closing Date, stating that the preconditions specified in Section 2.2(b) and Sections 3.1(a),
               (b), (d) and (e) have been satisfied;

                     (ii) copies of all third party and governmental consents,
               approvals, filings, releases, terminations, payoff letters, etc. required in connection with the consummation of the transactions contemplated herein, the list of which is set forth on Schedule 3.1(d);

                     (iii) copies of all documents and records relating to the
               business of the Company that are in any Seller's possession;

                     (iv) such other documents or instruments as Buyer may
               reasonably request to effect the transactions contemplated hereby; and



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               (k)   All proceedings to be taken by Seller in connection with
the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, instruments and other documents required to be delivered by Seller to effect the transactions contemplated hereby reasonably requested by Buyer shall be reasonably satisfactory in form and substance to Buyer.

                     Any condition specified in this Section 3.1 may be waived by Buyer; provided that no such waiver shall be effective unless it is set forth in a writing executed by Buyer or unless Buyer agrees in writing to consummate the transactions contemplated by this Agreement without fulfillment of such condition.

               3.2 CONDITIONS TO SELLER'S OBLIGATIONS The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions as of the Closing Date to Seller's satisfaction in its sole discretion:

               (a) The representations and warranties set forth in Article VI shall be true and correct in all material respects at and as of the Closing Date;

               (b) Buyer shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

               (c) All applicable waiting periods under the HSR Act shall have expired or been terminated;

               (d) Buyer shall have duly authorized, executed and delivered to Seller the Supply Agreement;

               (e) On or prior to the Closing Date, Buyer shall have delivered to the Seller a certificate from Buyer, in form and substance satisfactory to Seller, dated the Closing Date, stating that the preconditions specified in
Section 2.2(b) and Sections 3.2(a), (b) and (c) have been satisfied;

               (f) Buyer shall deliver to Seller the Purchase Price as set forth in Section 2.2(b);

               (g) No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects; and




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

               (h) All proceedings to be taken by Buyer in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, instruments and other documents required to be delivered by Buyer to effect the transactions contemplated hereby reasonably requested by Seller shall be reasonably satisfactory in form and substance to Seller.

               Any condition specified in this Section 3.2 may be waived by the Seller; provided that no such waiver shall be effective against Seller unless it is set forth in a writing executed by Seller or unless Seller agrees in writing to consummate the transactions contemplated by this Agreement without the fulfillment of such condition.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

               As a material inducement to Buyer to enter into this Agreement, Seller to its Knowledge, hereby represents and warrants that:

               4.1 TITLE TO PROPERTIES.

               (a) The Company owns fee simple title to the interest in such parcel of real property specified in Schedule 4.1(a), free and clear of all Liens, except as specified in Schedule 4.1(a);

               (b)   The real property leases and subleases described on
Schedule 4.1(b) are valid, binding, enforceable and in full force and effect and have not been modified (except to the extent disclosed in the documents delivered to Buyer), and the Company holds a valid and existing leasehold interest under such leases or subleases for the term set forth in Schedule 4.1(b). The leases and subleases described in Schedule 4.1(b) (the "Leased Properties") constitute all of the leases and subleases under which the Company holds leasehold or subleasehold interests in real property. As of the Closing,
(A) Sellers shall have obtained the consent of each landlord to the transactions contemplated hereunder and under the other Transaction Documents or (B) the lease or sublease does not prohibit the transactions contemplated hereunder and under the other Transaction Documents.

               (c) Except as set forth on Schedule 4.1(c), the Company owns good and marketable title to, or a valid leasehold interest in, free and clear of all Liens, all of the personal property and assets which are shown on the applicable latest balance sheet or acquired thereafter or located on the Leased Properties or used by the Company.





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
               4.2 CONTRACTS AND COMMITMENTS.

               (a) Except as specifically contemplated by this Agreement and except as set forth in Schedule 4.2, the Company is not a party to or bound by, whether written or oral, any:

                     (i) collective bargaining agreement or Contract with any
               labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

                     (ii) Contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements involving annual compensation in excess of $100,000;

                     (iii) agreement or indenture relating to the borrowing of
               money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

                     (iv) agreements with respect to the lending or investing of funds;

                     (v) license or royalty agreements;

                     (vi) guaranty of any obligation, other than endorsements
               made for collection;

                     (vii) lease or agreement under which it is lessee of, or
               holds or operates, any personal property owned by any other party calling for payments in excess of $10,000 annually or under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                     (viii) Contract or group of related Contracts with the same party for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year (except if such Contracts do not involve a sum in excess of $10,000 annually) or involves a sum in excess of $10,000;

                     (ix) Contract or group of related Contracts with the same
               party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $10,000;

                     (x) Contract which prohibits it from freely engaging in
               business anywhere in the world;

                     (xi) Contract relating to the distribution, marketing or
               sales of its products;

                     (xii) agreements, Contracts or understandings pursuant to
               which the Company subcontracts work to third parties; or

                     (xiii) other agreement material to it, whether or not
               entered into in the Ordinary Course of Business.

               (b) Except as disclosed in Schedule 4.2, no Contract or commitment required to be disclosed on Schedule 4.2 has been breached or canceled by the other party, and there is no basis to reasonably expect an anticipated breach by any other party to any Contract set forth on Schedule 4.2.

               4.3 PROPRIETARY RIGHTS.

               (a) Schedule 4.3 sets forth a complete and correct list of: (i) all patented or registered Proprietary Rights and all pending patent applications or other applications for registration of Proprietary Rights owned, filed or used by the Company; (ii) all trade names, and unregistered trademarks used by the Company; (iii) all material unregistered copyrights and material computer software owned or used by the Company; and (iv) all licenses or similar agreements or arrangements to which the Company is a party, either as licensee or licensor, or as a third party beneficiary, for Proprietary Rights, in each case identifying the subject Proprietary Rights.

               (b) Except as set forth in Schedule 4.3, (i) the Company owns and possesses all right, title and interest in and to, or has a valid and enforceable right to use all Proprietary Rights necessary for the operation of the Company's business as currently conducted, and as currently proposed to be conducted, free and clear of all Liens, licences or any other restrictions (including but not limited to any injunction, judgment, order, decree, ruling or agreement), (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights set forth on
Schedule 4.3 has been made, is currently outstanding or is threatened, and there are no grounds for same, (iii) the Company's business as currently conducted and as currently proposed to be conducted does not infringe, misappropriate or otherwise conflict with any Proprietary Rights of any third party, Seller is not aware of any facts that indicate a likelihood of any of the foregoing and Seller has not received any notices regarding any of the foregoing, (iv) no third party has infringed, misappropriated or otherwise conflicted with any of the Proprietary Rights owned or used by the Company and Seller is not aware of any facts that indicate a likelihood of any of the foregoing, and (v) immediately subsequent to the Closing, the Proprietary Rights owned or used by the Company will be owned by or available for use by the Company on terms and conditions identical to those under which the Company owned or used such Proprietary Rights prior to the Closing.

               4.4 ENVIRONMENTAL MATTERS.

               (a) The Company has been and is currently in material compliance with all Environmental and Safety Requirements, and the Company has not received any oral or written notice or demand regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its properties or facilities.

               (b) Without limiting the generality of the foregoing, the Company has obtained and has been and is currently in compliance with, all permits, licenses and other authorizations required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its business as currently conducted. A list of all such permits, licenses and other authorizations which are material to the Company is set forth on Schedule 4.4.

               (c) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property (and no such facility or property is contaminated with any such substance), so as to give rise to material liabilities of the Company pursuant to CERCLA or in material violation of any other Environmental and Safety Requirements.

               (d) Seller has furnished to Buyer all environmental audits, reports and other material environmental documents relating to the Company which are in its possession or under its reasonable control and which have not already been disclosed or provided to the Company.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               As a material inducement to Buyer to enter into this Agreement, Seller represents and warrants to Buyer that:

               5.1 ORGANIZATION AND CORPORATE POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which Seller is a party and perform its obligations hereunder and thereunder.

               5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Seller is a party have been duly and validly authorized by all requisite corporate action on the part of Seller and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which Seller is a party shall when executed constitute, a valid and binding obligation of Seller, enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

               5.3 NO VIOLATION. Seller is not subject to or obligated under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which Seller is a party.

               5.4 GOVERNMENTAL AUTHORITIES AND CONSENTS. Seller is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which Seller is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Seller in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Seller is a party or the transactions contemplated hereby or thereby, except such filings and notices which may be required under the HSR Act.

               5.5 SECURITIES. Seller is a member of the Company. Seller holds of record and owns beneficially all of the Securities, and at the Closing such Seller will transfer to the Seller good and marketable title to such Securities, in each case free and clear of any Liens, restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and applicable state securities laws), options, warrants, rights, calls, commitments, proxies or other contract rights. Seller is not a party to any option, warrant, right, Contract, call, put or other agreement or commitment providing for the disposition or acquisition of any membership interests, equity securities or securities containing equity features of the Company (other than this Agreement). Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any membership interests of the Company.

               5.6 TITLE TO ASSETS OF COMPANY. Except for the real property of Seller subject to the Master Lease, none of Seller or any of its Affiliates (other than the Company) owns or holds title to any of the assets used by the Company to conduct its business. At Closing, Seller shall deliver to Buyer ownership and possession of all assets owned by the Company which are stored in Seller's warehouse located in Bernice, Louisiana. Seller shall continue to provide such warehousing under the same terms and conditions as currently in effect.

               5.7 LITIGATION. There are no actions, suits, proceedings or orders pending or, to Sellers' knowledge, threatened against or affecting Sellers at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Sellers' performance under this

Agreement and the other agreements contemplated hereby to which Sellers are a party or the consummation of the transactions contemplated hereby or thereby.

               5.8 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               As a material inducement to Sellers to enter into this Agreement, Buyer hereby represents and warrants to Sellers that:

               6.1 ORGANIZATION AND CORPORATE POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which Buyer is a party and perform its obligations hereunder and thereunder.

               6.2 AUTHORIZATION OF TRANSACTION. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which Buyer is a party shall when executed constitute, a valid and binding obligation of Buyer, enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

               6.3 NO VIOLATION. Buyer is not subject to or obligated under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party.

               6.4 GOVERNMENTAL AUTHORITIES AND CONSENTS. Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the transactions contemplated hereby or thereby, except such filings and notices as may be required under the HSR Act.

               6.5 LITIGATION. There are no actions, suits, proceedings or orders pending or, to Buyer's knowledge, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement and the other agreements contemplated hereby.

               6.6 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.


                                   ARTICLE VII

                       INDEMNIFICATION AND RELATED MATTERS

               7.1 SURVIVAL.

               (A) SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Any claim for indemnification under Article VII with respect to the representations and warranties set forth in Sections 4.1 (other than Section 4.1(a)), 4.2 and 4.3 of Article IV (Representations and Warranties Concerning the Company) (collectively, the "Company Warranties") must be brought prior to the eighteen month anniversary of the Closing Date in accordance with Section 7.2(d) hereof. Any claim for indemnification under Article VII with respect to representations and warranties set forth in Section 4.4 (the "Environmental Warranties") must be brought prior to the twenty-four month anniversary of the Closing Date in accordance with Section 7.2(d) hereof. Any claim for indemnification under Article VII with respect to all representations and warranties (other than the Company Warranties and the Environmental Warranties, but including claims under Section 4.1(a) hereof), covenants and agreements set forth in this Agreement, other Transaction Documents or in any writing or certificate delivered in connection with this Agreement may be brought at any time, and all such representations, warranties, covenants and agreements (other than the Company Warranties and the Environmental Warranties) shall survive the Closing Date without any time limitation.

               (B)   SPECIAL RULE FOR FRAUD. Notwithstanding anything in this
Section 7.1 to the contrary, in the event of any breach of a representation or warranty by a Party that constitutes actual fraud, the representation or warranty shall survive consummation of the transactions contemplated in this Agreement and continue in full force and effect without any time limitation.

               (C) RISK ALLOCATION. The representations, warranties, covenants and agreements made herein, together with the indemnification provisions herein, are intended among other things to allocate the economic cost and the risks inherent in the transactions contemplated hereby between the Parties and, accordingly, a Party shall be entitled to the indemnification or other remedies provided in this Agreement by reason of any breach of any such representation, warranty, covenant or agreement by another Party notwithstanding whether any employee, representative or agent of the Party seeking to enforce a remedy knew or had reason to know of such breach.

               7.2 INDEMNIFICATION.

               (a) Sellers' Indemnification. Seller shall indemnify Buyer and the Company and each of their respective officers, directors, employees, agents, representatives, Affiliates, successors and permitted assigns (collectively, the "Buyer Parties") and hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Parties in respect of any loss (including diminution in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses" and individually, a "Loss") which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                     (i) breach by Seller of any representation, warranty or
               covenant made by Seller contained in this Agreement, the other Transaction Documents, any Exhibit or Schedule hereto or any certificate delivered by the Seller to Buyer with respect hereto or thereto in connection with the Closing; or

                     (ii) any claim for payment of fees and/or expenses as a
               broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and Seller or any of its agents or representatives.

               (b) Buyer Indemnification. Buyer shall indemnify Seller and each of its officers, directors, employees, agents, representatives, Affiliates, successors and permitted assigns (collectively, the "Seller Parties") and hold each of them harmless from and against and pay on behalf of or reimburse such Seller Parties in respect of any Loss which such Seller Parties may suffer, sustain or become subject to, as the result of, in connection with, relating to or incidental to or by virtue of:

                     (i) the breach by Buyer of any representation, warranty or covenant made by Buyer contained in this Agreement, any other Transaction Document or any certificate delivered by Buyer to Seller with respect thereto in connection with the Closing; or

                     (ii) any claim for payment of fees and/or expenses as a
               broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and the Buyer or any of its agents or representatives.

                     (c)   Limitations on Indemnity.

                     (i) The Buyer Parties shall be entitled to indemnification under this Article VII in respect of breaches of the Company Warranties only to the extent that the aggregate amount of all such Losses exceeds $50,000 (the "Basket"), in which case Seller shall be liable only for such Losses, exceeding the initial $50,000, and in no event shall the Buyer Parties be entitled to indemnification in respect of such Losses in excess of $15 million (the "Cap"); provided that the foregoing limitations (i.e., the Basket and the Cap) shall not apply with respect to any Loss arising from or related to a breach of any representation, warranty, covenant or agreement of Seller (other than the Company Warranties and the Environmental Warranties);

                     (ii) Notwithstanding anything to the contrary contained
               herein, for purposes of determining whether there has been a breach and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, the Basket amounts shall be the materiality standard for all purposes hereunder and, therefore, each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any materiality or Material Adverse Effect standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

                     (d) Procedure. If a Party seeks indemnification under this
          Article VII, such party (the "Indemnified Party") shall give written notice to the other party(ies) (the "Indemnifying Party") after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to Article VII, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall defend such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its own expense, and shall be entitled to appoint lead counsel of such defense with a nationally recognized reputable counsel acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first:

                     (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of rights) for all Losses relating to such claims and that it will provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Party for all Losses relating to such claim, and

                     (ii) unconditionally guarantee the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification (without regard to the Basket), and

                     (iii) furnish the Indemnified Party with reasonable
               evidence that the Indemnifying Party is and will be able to satisfy any such liability;

and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

               If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

               If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim and all other claims arising out of the same or similar facts and circumstances, with prejudice.

               (e) Payments. The amount of indemnification to which an Indemnified Party shall be entitled under this Section 7.2 shall be determined:
(i) by the written agreement between the Indemnified Party and the Indemnifying Party; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnifying Party shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses suffered by it. The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the amount of indemnification is determined pursuant to this Section 7.2(e).

               (f) Purchase Price Adjustments. Amounts paid to or on behalf of Sellers or Buyer as indemnification shall be treated as adjustments to the Purchase Price.

               (g)   Waiver, Release and Discharge. Except as set forth in
Section 3.1(c) herein, effective upon the Closing, Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to Seller of any kind or nature whatsoever, whether in his capacity as Seller hereunder, as a holder of membership interests, member, manager, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company.

               7.3 PRE-JOINT VENTURE LIABILITIES.

               (a) Notwithstanding anything to the contrary set forth in this Agreement, Seller shall retain and assume all Seller Pre-Joint Venture Liabilities and indemnify the Buyer Parties and hold the Buyer Parties harmless from and against and pay on behalf or reimburse the Buyer Parties in respect of any Seller Pre-Joint Venture Liabilities such Buyer Party may suffer, sustain or become subject to.

               (b) Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall retain and assume all Buyer Pre-Joint Venture Liabilities and indemnify the Seller Parties and hold the Seller Parties harmless from and against and pay on behalf or reimburse the Seller Parties in respect of any Buyer Pre-Joint Venture Liabilities such Seller Party may suffer, sustain or become subject to.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

               8.1 TAX MATTERS.

               (a) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by Seller when due, and Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, Buyer shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

               (b) Cooperation on Tax Matters. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns of the Company and any audit, litigation or other proceeding with respect to Taxes of the Company. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller, at the option of Buyer, shall cooperate in the preparation and filing of an election under Section 754 of the Code, and under any similar state or local tax law, with respect to the sale of membership interests in the Company.

               8.2 PRESS RELEASES AND ANNOUNCEMENTS. At, prior to and after the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without the mutual approval of all Parties, except for any public disclosure which is required by law or regulation (in which case the disclosure shall be prepared jointly by Seller and Buyer).

               8.3 FURTHER TRANSFERS. Seller shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Securities and any other transactions contemplated hereby. In addition, to the extent any Proprietary Rights that are supposed to be owned by the Company are owned by, or in the name of, Seller, at the request of the Company, Seller shall take any and all actions necessary to transfer such Proprietary Rights to the Company.

               8.4 SPECIFIC PERFORMANCE. Seller acknowledges that the Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement by such Seller, money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

               8.5 EXPENSES. Except as otherwise provided herein, Seller and Buyer shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. Seller shall pay one-half of the filing fee associated with any filings under the HSR Act.

               8.6 NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY.

               (a) Non-Competition. In consideration of the mutual covenants provided for herein to Seller at the Closing, during the period beginning on the Closing Date and ending on the tenth anniversary of the Closing Date (the "Non-Compete Period"), Seller shall not, and shall not allow any of its respective Affiliates to engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), directly or indirectly in any business that the Company conducts as of the Closing Date or any business that otherwise competes with the Company as of the Closing Date in any geographic area in which the Company conducts its business as of the Closing Date; provided that ownership of less than 5% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of the Company's business. Seller acknowledges that the business that the Company currently conducts consists of the manufacture, distribution and sale of paper bags. Seller expressly acknowledges and agrees that each and every restriction imposed by this Section
8.6 is reasonable with respect to subject matter, time period and geographical area.

               (b) Non-Solicitation. Notwithstanding anything in Section 8.3(b) of the JV Agreement to the contrary, Seller agrees that, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Non-Solicitation Period"), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly,

                     (i) contact, approach or solicit for the purpose of
               offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) any person employed by the Company at any time prior to the Closing Date or during the Non-Solicitation Period, without the prior written consent of Buyer; or

                     (ii) solicit or attempt to induce any customer or other
               business relation of the Company into any business relationship, except to the extent Seller has been engaged in business (unrelated to the business of the Company) with such customer prior to the Closing Date

               (c) No Hiring. Notwithstanding anything in Section 8.3(b) of the JV Agreement to the contrary, Seller agrees that during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the "No Hire Period"), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or employ any person employed by the Company





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


at any time prior to the Closing Date or during the No Hire Period, without prior written consent of Buyer; it being understood that Seller and its Affiliates may actually hire persons employed by the Company after the No Hire Period, provided that Seller and its Affiliates comply with the provisions set forth in Section 8.6 (b) hereof.

               (d) Confidentiality. Notwithstanding anything in Article VI of the JV Agreement to the contrary, Seller shall treat and hold as confidential any information concerning the business and affairs of the Company that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 8.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Information to the tribunal; provided that Seller shall use its best efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

               (e) Remedy for Breach. Seller acknowledges and agrees that in the event of a breach by Seller of any of the provisions of this Section 8.6, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, Buyer and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

               (f) Enforcement. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.6 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               8.7 TERMINATION OF AGREEMENTS.. The Parties confirm that all of the Ancillary Agreements (as such term is defined in the JV Agreement) shall be terminated as of the date hereof, and that upon such termination the parties thereto shall have no further obligation or liability with respect to the such agreements, except with respect to the obligations related to the Disputed Amount and those obligations set forth therein which by their express terms survive the termination of such agreements.

               8.8 TRANSITION ASSISTANCE. For a period of 180 days after the Closing Date (which period may be extended at Buyer's sole discretion for up to an additional 90 days upon 14 days prior written notice to Seller), Seller shall provide Buyer (as Buyer may reasonably request) with access to, and use and support of, all of Seller's computer programs and hardware (including, without limitation, the MSA computer system, utilities, modules, libraries, databases, compilations, applications and other electronically shared data used to track or store the Company's accounts receivable, accounts payable, customer lists, inventory and other Company records) which are currently used by the Company to support the conduct of the Company's business. Such access and support shall be provided to Buyer at Seller's actual cost. Buyer shall use its reasonable efforts to cause the Company not to require such access and support to conduct its business.

               8.9 SUFFICIENT CAPITALIZATION. Seller shall (i) be able to pay its debts as they become due and (ii) have adequate capital and/or own property that has a fair saleable value greater than the amount required to pay its Indebtedness (including a reasonable estimate of the amount of all contingent liabilities hereunder, under the Transaction Documents or in connection with the transactions contemplated hereby or thereby).

                                   ARTICLE IX

                                  MISCELLANEOUS

               9.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

               9.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to Seller shall, unless another address is specified in writing, be sent to the respective address or telecopy number indicated below:


Notices to Seller:                      with a copy to:
------------------                      ---------------

Stone Container Corporation             Sidley & Austin

150 North Michigan Avenue               One First National Plaza
Chicago, IL 60601                       Chicago, IL 60603
Telephone: (312) 580-4624               Telephone: (312) 853-7000
Facsimile: (312) 580-4919               Facsimile:  (312) 853-7036
Attention:  Leslie T. Lederer, Esq.     Attention:   Frederick C. Lowinger, Esq.


Notices to Buyer:                       with a copy to:
-----------------                       ---------------

Gaylord Container Corporation           Kirkland & Ellis
500 Lake Cook Road                      200 East Randolph Drive
Deerfield, IL 60015                     Chicago, IL  60601
Telephone: (847) 405-5500               Telephone: (312) 861-2000
Facsimile:  (847) 405-5586              Facsimile:  (312) 861-2200
Attention:   David F. Tanaka, Esq.      Attention: William S. Kirsch, P.C.
                                        Margaret A. Gibson, Esq.


               9.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Seller or Buyer without the prior written consent of Buyer or Seller respectively. Notwithstanding the foregoing, without the prior written consent of Seller, Buyer may at any time, in its sole discretion, assign, in whole or in part, (a) its rights and obligations pursuant to this Agreement to one or more of its Affiliates; (b) its rights under this Agreement for collateral security purposes to any lender providing financing to Buyer, the Company or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Buyer hereunder; and (c) its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any of its divisions or any material portion of its assets (whether such sale is structured as a sale of stock, sale of assets, merger, recapitalization or otherwise).

               9.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

               9.5 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any person. Nothing in the schedules hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

               9.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

               9.7 ENTIRE AGREEMENT. The schedules identified in this Agreement are incorporated herein by reference. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

               9.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

               9.9 GOVERNING LAW.. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

               9.10 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

               9.11 ARBITRATION.

               Except for disputes, controversies, or claims arising under Sections 2.2 or 8.6 hereto and for other claims seeking injunctive relief, and except as expressly provided elsewhere in this Agreement or the other Transaction Documents, any dispute, controversy, or claim arising under or relating to the Transaction Documents or any breach of threatened breach thereof ("Arbitrable Dispute") shall be resolved by final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, subject to the following:

               (a) Any Party may demand that any Arbitrable Dispute be submitted to binding arbitration. The demand for arbitration shall be in writing, shall be served on the other Party in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the claim, specifying the matter or matters to be arbitrated.

               (b) The arbitration shall be conducted by a panel of three arbitrators, one selected by Buyer, one selected by Seller and the third to be selected jointly by the arbitrators selected by Buyer and Seller (collectively, the "Arbitrators") who shall conduct such evidentiary or other hearings as they deem necessary or appropriate and thereafter shall make their determination as soon as practicable. Any arbitration pursuant hereto shall be conducted by the Arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrators shall not be required to comply strictly with such Rules in conducting any such arbitration. All such arbitration proceedings shall take place in Chicago, Illinois.

               (c)   Except as provided herein:

               (i) each Party shall bear its own "Costs and Fees," which are defined as all reasonable pre-award expenses of the arbitration, including travel expenses, out-of-pocket expenses (including, but not limited to, copying and telephone) witness fees, and reasonable attorney's fees and expenses;

               (ii) the fees and expenses of the Arbitrators and all other costs and expenses incurred in connection with the arbitration ("Arbitration Expenses") shall be borne equally by the Parties; and

               (iii) notwithstanding the foregoing, the Arbitrators shall be empowered to require any one or more of the Parties to bear all or any portion of such Costs and Fees and/or the fees and expenses of the Arbitrators in the event that the Arbitrators determine such Party has acted unreasonably or in bad faith.

               (d) The Arbitrators shall have the authority to award any remedy or relief that a Court of the State of Illinois could order or grant, including, without limitation, specific performance of any obligation created under this Agreement and the other Transaction Documents, the awarding of punitive damages, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The Arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each Party. The decision and award of the Arbitrators shall be binding on all Parties. In rendering such decision and award, the Arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement or the other Transaction Documents. Any Party to the arbitration may seek to have judgment upon the award rendered by the Arbitrators entered in any court having jurisdiction thereof.

               (e) Each Party agrees that it will not file any suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by the Arbitrators. Upon the entry of an order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the Party which filed such action or proceeding shall promptly pay to the other Party the reasonable attorney's fees, costs and expenses incurred by such other Party prior to the entry of such order.

               9.12 DELIVERY BY FACSIMILE. This Agreement and any Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

                                    * * * * *

















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

               IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.


                                    GAYLORD CONTAINER CORPORATION


                                    By: /s/ Jeffrey B. Park
                                    --------------------------------------------
                                    Its: Vice President and Corporate Controller
                                    --------------------------------------------


                                    STONE CONTAINER CORPORATION


                                    By: /s/ Leslie Ledrer
                                    --------------------------------------------
                                    Its: V.P., Secretary and General Council
                                    --------------------------------------------









                                       30